UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 6, 2017

Middlefield Banc Corp.

(Exact name of registrant specified in its charter)

Ohio	001-36613	34-1585111
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15985 East High Street Middlefield, Ohio	44062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 632-1666 not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 8-Other Events

Item 8.01	Other Events.

As previously announced, pursuant to an Agreement and Plan of Reorganization, dated as of July 28, 2016, by and among Middlefield Banc Corp. (the “Company”), MBC Interim Bank, The Middlefield Banking Company, and Liberty Bank, N.A. (the “Agreement and Plan of Reorganization”), Liberty Bank, N.A. will merge into The Middlefield Banking Company, which is the Company’s wholly owned bank subsidiary (the “Merger”). As previously disclosed, consummation of the Merger is subject to certain closing conditions, including the receipt of required regulatory approvals. Such regulatory approvals include approval by the Ohio Division of Financial Institutions (the “ODFI”), of the formation of MBC Interim Bank and the Merger, and of the payment by The Middlefield Banking Company of a special dividend to the Company in the amount of approximately $9.0 million. We received ODFI approval of the special dividend on December 28, 2016, and ODFI approval of the formation of MBC Interim Bank and of the Merger on January 6, 2017. Accordingly, we have received all required regulatory approvals with respect to the Merger.

Important Additional Information.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This report contains statements relating to a proposed acquisition by the Company of Liberty Bank, N.A. that is the subject of a joint proxy statement/prospectus included in an amendment to the Company’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) on November 22, 2016.

This report is not a substitute for the joint proxy statement/prospectus or any other document that the Company has filed or may file with the SEC or that the Company has sent or may send to its stockholders in connection with the Merger and its board of directors’ solicitation of proxies in connection therewith. Investors and stockholders are urged to read the joint proxy statement/prospectus and all other relevant documents that have been or may be filed with the SEC or sent to stockholders, including the final joint proxy statement/ prospectus, as they become available because they contain and will contain important information about the proposed merger. Investors and security holders may obtain free copies of the registration statement and the joint proxy statement/prospectus and other documents filed with the SEC by Middlefield (when available) through the web site maintained by the SEC at www.sec.gov.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed transaction. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, its annual proxy statement filed with the SEC on April 4, 2016, and Current Report on Form 8-K filed by The Company with the SEC on July 28, 2016 in connection with the proposed transaction. A more complete description is available in the definitive joint proxy statement/prospectus filed by The Company with the SEC on November 22, 2016. You may obtain free copies of these documents as described in the preceding paragraph.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Middlefield Banc Corp.

Date: January 9, 2017	/s/ James R. Heslop, II
Executive Vice President and Chief Operating Officer